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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated March 1, 2002, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-84186) and related Prospectus of United States Marine Repair, Inc. dated March 12, 2002.


                                             Ernst & Young LLP

McLean, Virginia
April 22, 2002

The foregoing consent is in the form that will be signed upon the effectiveness of a stock dividend as described in Note 1 to the financial statements.

                                             /s/ Ernst & Young LLP

McLean, Virginia
April 22, 2002